UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2012

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL		60191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2012, Power Solutions International, Inc. (the “Company”) and its subsidiaries entered into an amendment (the “Amendment”) to its credit agreement, dated April 29, 2011 (the “Credit Agreement”), with BMO Harris Bank N.A (formerly known as Harris N.A.) (“Harris”), which increased the Company’s total credit facility with Harris from $35.0 million to $50.0 million and extended the term of the credit facility through March 20, 2017. Under the terms of the Credit Agreement as amended by the Amendment (in contrast to the original Credit Agreement): (a) the revolving line of credit bears interest at Harris’ prime rate plus an applicable margin ranging from 0% to 0.50%; or, at the Company’s option, all or a portion of the revolving line of credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 1.75% to 2.25%; (b) the unused line fee has been reduced 0.25%; (c) the Company’s cash deposits in its line of credit account with Harris are no longer swept daily and applied against the outstanding balance of its line of credit; and (d) the Company is only required to report its compliance with the fixed charge coverage ratio for any month when its excess availability, as defined in the amended agreement, is less than the liquidity threshold, as defined in the Credit Agreement, as amended by the Amendment, for 60 consecutive days. The liquidity threshold is defined as the greater of (i) $7,500,000 or (ii) 12.5% of the total credit facility of $50.0 million, as may be reduced from time to time pursuant to the terms of the Credit Agreement, as amended by the Amendment.

The Amendment and related documents are attached to this Current Report on Form 8-K as Exhibit 10.1 and are incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by the complete text of the Amendment filed herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment No. 1, dated as of March 20, 2012, to Loan and Security Agreement, dated as of April 29, 2011, by and among BMO Harris Bank N.A., as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC and XISync LLC, and related documents. †

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: March 23, 2012	/s/ Thomas J. Somodi
Name: Thomas J. Somodi
Title: Chief Operating Officer and Chief Financial Officer